Exhibit 3.2

SECOND AMENDED AND RESTATED BY-LAWS

OAK STREET HEALTH, INC.

ARTICLE I

STOCKHOLDERS

Section 1. ANNUAL MEETING. The annual meeting of the stockholders of Oak Street Health, Inc. (the “Corporation”), for the purpose of electing directors and for the transaction of such other business as may be brought before the meeting, shall be held at the principal office of the Corporation, or at such other place within or without the State of Delaware stated in the notice of the meeting as the board of directors of the Corporation (the “Board of Directors”) may determine, on such day and at such time as the Board of Directors may determine.

Section 2. SPECIAL MEETINGS. Special meetings of stockholders may be called by the Board of Directors or the President and may not be called by any other person.

Special meetings shall be held at such place within or without the State of Delaware as is specified in the call thereof.

Section 3. NOTICE OF MEETING; WAIVER. Unless otherwise required by statute, the notice of every meeting of the stockholders shall be in writing and signed by the Board of Directors or the President (or a Vice President or the Secretary or an Assistant Secretary, in each case acting at the direction of the Board of Directors or the President) and shall state the time and the place that it is to be held, and a copy thereof shall be served, either personally or by mail, upon each stockholder of record entitled to vote at such meeting, not less than ten nor more than sixty days before the meeting. If the meeting to be held is other than the annual meeting of stockholders, the notice shall also state the purpose or purposes for which the meeting is called and shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. If, at any meeting, action is proposed to be taken which would, if taken, entitle stockholders to receive payment for their shares pursuant to Section 262 of the General Corporation Law of the State of Delaware, the notice of such meeting shall include a statement of that purpose and to that effect. If the notice is mailed, it shall be directed to a stockholder at the stockholder’s address as it appears on the record of stockholders unless the stockholder shall have filed with the Secretary of the Corporation a written request that notices intended for the stockholder be mailed to some other address, in which case it shall be mailed to the address designated in such request.

Notice of a meeting need not be given to any stockholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of a stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by the stockholder.

Section 4. QUORUM. At any meeting of the stockholders the holders of a majority of the shares entitled to vote and being present in person or represented by proxy shall constitute a quorum for all purposes, unless the representation of a different number shall be required by law or by another provision of these by-laws, and in that case the representation of the number so required shall constitute a quorum.

If the holders of the amount of shares necessary to constitute a quorum shall fail to attend in person or by proxy, the holders of a majority of the shares present in person or represented by proxy at the meeting may adjourn from time to time without further notice other than by an announcement made at the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 5. ORGANIZATION. The President, any Executive Vice President, Senior Vice President or Vice President in the order of their seniority or in such other order as may be designated by the Board of Directors, shall call meetings of the stockholders to order and shall act as chairperson of such meetings. The Board of Directors or the Executive Committee may appoint any stockholder to act as chairperson of any meeting in the absence of any of such officers and in the event of such absence and the failure of the Board of Directors or Committee thereof to appoint a chairperson, the stockholders present at such meeting may nominate and appoint any stockholder to act as chairperson.

The Secretary of the Corporation, or, in their absence, an Assistant Secretary, shall act as secretary of all meetings of stockholders, but, in the absence of said officers, the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 6. VOTING. At each meeting of the stockholders every stockholder of record having the right to vote shall be entitled to vote either in person or by proxy.

Section 7. ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon. Written consent thus given by the holders of all outstanding shares entitled to vote shall have the same effect as a unanimous vote of the stockholders.

ARTICLE II

BOARD OF DIRECTORS

Section 1. NUMBER OF DIRECTORS. The number of directors of the Corporation shall be not less than three nor more than six, as determined by action of the Board of Directors.

Section 2. TERM AND VACANCIES. Directors shall be elected at the annual meeting of stockholders to hold office until the next annual meeting and until their respective successors have been duly elected and have qualified.

Vacancies in the Board of Directors occurring between annual meetings, from any cause whatsoever including vacancies created by an increase in the number of directors, shall be filled by the vote of a majority of the remaining directors, though less than a quorum.

Directors need not be stockholders.

Section 3. GENERAL POWERS OF DIRECTORS. The business of the Corporation shall be managed under the direction of its Board of Directors subject to the restrictions imposed by law, by the Corporation’s certificate of incorporation and amendments thereto, or by these by-laws.

Section 4. MEETINGS OF DIRECTORS. The directors may hold their meetings and may keep an office and maintain the books of the Corporation, except as otherwise provided by statute, in such place or places in the State of Delaware or outside the State of Delaware as the Board of Directors may, from time to time, determine.

Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all of the directors consent in writing to the adoption of a resolution authorizing the action, and in such event the resolution and the written consent of all directors thereto shall be filed with the minutes of the proceedings of the Board of Directors.

Any one or more directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

Section 5. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at the principal office of the Corporation in the County of Providence, City of Woonsocket, State of Rhode Island, or at such other place within or without the State of Delaware as shall be designated in the notice of the meeting as follows: One meeting shall be held immediately following the annual meeting of stockholders and further meetings shall be held at such intervals or on such dates as may from time to time be fixed by the directors, all of which meetings shall be held upon not less than one day’s notice served upon each director by mailing such notice to the director at the director’s address as the same appears upon the records of the Corporation, except the meeting which shall be held immediately following the annual meeting of stockholders which meeting shall be held without notice.

Section 6. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held whenever called by the direction of the President of the Corporation, or of one-third of the directors at the time in office. The Secretary shall give notice of each special meeting by delivering such notice not less than one day before the date set for a special meeting to each director.

Section 7. WAIVER. Notice of a meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director.

Section 8. QUORUM. One-third of the total number of directors shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there be less than a quorum present, the majority of those present may adjourn the meeting from time to time.

Section 9. ORDER OF BUSINESS. At meetings of the Board of Directors business shall be transacted in such order as the Board of Directors may fix and determine.

At all meetings of the Board of Directors, the President, any Executive Vice President or any Vice President (provided such person be a member of the Board of Directors) shall preside.

Section 10. ELECTION OF OFFICERS AND COMMITTEES. At the first regular meeting of the Board of Directors in each year, at which a quorum shall be present, held next after the annual meeting of the stockholders, the Board of Directors shall proceed to the election of the executive officers of the Corporation and of the Executive Committee, if the Board of Directors shall provide for such Committee under the provisions of Article III hereof.

The Board of Directors from time to time may fill any vacancies among the executive officers, members of the Executive Committee and members of any other committees, and may appoint additional executive officers and additional members of such Executive Committee or any other committees.

Section 11. COMPENSATION. Directors who are not officers or employees of the Corporation or any of its subsidiaries may receive such remuneration as the Board of Directors may fix; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity or receiving compensation therefor.

ARTICLE III

COMMITTEES

Section 1. EXECUTIVE COMMITTEE. The Board of Directors by resolution adopted by a majority of the entire Board of Directors, may designate from the Directors an Executive Committee consisting of one or more, to serve at the pleasure of the Board of Directors. At all times when the Board of Directors is not in session, the Executive Committee so designated shall have and exercise the powers of the Board of Directors, except that such committee shall have no authority as to the matters set out in Section 3 of this Article III.

Meetings of the Executive Committee shall be called by any member of the same, on three days’ mailed notice, or one day’s telegraphed or telecopied notice to each of the other members, stating therein the purpose for which such meeting is to be held. Notice of meetings may be waived, in writing, by any member of the Executive Committee.

All action by the Executive Committee shall be recorded in its minutes and reported from time to time to the Board of Directors.

The Executive Committee shall fix its own rules of procedure and shall meet where and as provided by such rules or by resolution of the Board of Directors.

Any action required or permitted to be taken by the Executive Committee may be taken without a meeting if all of the members of the Executive Committee consent in writing to the adoption of a resolution authorizing the action, and in such event the resolution and the written consent of all members of the Executive Committee thereto shall be filed with the minutes of the proceedings of the Executive Committee.

Any one or more members of the Executive Committee may participate in a meeting of the Executive Committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

Section 2. OTHER COMMITTEES. The Board of Directors may appoint such other committees, of one or more, as the Board of Directors shall, from time to time, deem advisable, which committees shall have and may exercise such powers as shall be prescribed, from time to time, by resolution of the Board of Directors, except that such committees shall have no authority as to the matters set out in Section 3 of this Article III hereof.

Actions and recommendations by each committee which shall be appointed pursuant to this section shall be recorded and reported from time to time to the Board of Directors.

Each such committee shall fix its own rules of procedure and shall meet where and as provided by such rules or by resolution of the Board of Directors.

Any action required or permitted to be taken by any such committee may be taken without a meeting if all of the members of such committee consent in writing to the adoption of a resolution authorizing the action, and in such event the resolution and the written consent of all members of such committee thereto shall be filed with the minutes of the proceedings of such committee.

Any one or more members of any such committee may participate in a meeting of such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

Section 3. LIMITATIONS. No committee shall have authority as to the following matters:

(1) The submission to stockholders of any action that needs stockholders’ authorization.

(2) The filling of vacancies in the Board of Directors or in any committee.

(3) The fixing of compensation of the directors for serving on the Board of Directors or on any committee.

(4) The amendment or repeal of the by-laws, or the adoption of new by-laws.

(5) The amendment or repeal of any resolution of the Board of Directors which by its terms shall not be so amendable or repealable.

Section 4. ALTERNATES. The Board of Directors may designate one or more directors as alternate members of any such committees, who may replace any absent member or members at any meeting of such committees.

Section 5. COMPENSATION. Members of special or standing committees may receive such salary for their services as the Board of Directors may determine; provided, however, that nothing herein contained shall be construed to preclude any member of any such committee from serving the Corporation in any other capacity or receiving compensation therefor.

ARTICLE IV

OFFICERS

Section 1. TITLES AND TERMS OF OFFICE. The executive officers of the Corporation shall be a President, who shall be a member of the Board of Directors, such number of Executive Vice Presidents, Senior Vice Presidents and Vice Presidents as the Board of Directors shall determine, and a Treasurer and a Secretary, all of whom shall be chosen by the Board of Directors.

The Board of Directors may also appoint one or more Assistant Secretaries and one or more Assistant Treasurers, and such other junior officers as it shall deem necessary, who shall have such authority and shall perform such duties as from time to time may be prescribed by the Board of Directors.

Any two or more offices except President and Vice President may be held by the same person.

The officers of the Corporation shall each hold office for one year and until their successors are chosen and qualified, and shall be subject to removal at any time by the affirmative vote of the majority of the entire Board of Directors.

Section 2. PRESIDENT. The President shall have general management and control over the policy, business and affairs of the Corporation and shall have such other authority and perform such other duties as usually appertain to a president or a chief executive officer of a business corporation.

Section 3. EXECUTIVE VICE PRESIDENTS, SENIOR VICE PRESIDENTS AND VICE PRESIDENTS. The Executive Vice Presidents, Senior Vice Presidents and Vice Presidents, if any, shall be designated and shall have such powers and perform such duties as may be assigned to them by the Board of Directors, the Executive Committee or the President. They shall, in order of their seniority or in such other order as may be designated by the Board of Directors, the Executive Committee or the President, exercise the powers of the President during the absence or inability to act of the President.

Section 4. TREASURER. The Treasurer shall have custody of the funds and securities of the Corporation that come into their hands. When necessary or proper, the Treasurer may endorse on behalf of the Corporation for collection, checks, notes, and other instruments and obligations and shall deposit the same to the credit of the Corporation in such bank or banks or depositories as the Board of Directors or the Executive Committee shall designate; whenever required by the Board of Directors or the Executive Committee, the Treasurer shall render a statement of their cash account; the Treasurer shall keep, or cause to be kept, books of account, in which shall be entered and kept full and accurate accounts of all monies received and paid out on account of the Corporation; they shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors, the Executive Committee and the President; they shall give bond for the faithful discharge of their duties, if, as, and when the Board of Directors or the Executive Committee may require. They shall perform such other duties as from time to time may be assigned to them by the Board of Directors, the Executive Committee or the President.

Section 5. ASSISTANT TREASURER. Each Assistant Treasurer shall have such powers and perform such duties as may be delegated to them, and the Assistant Treasurers shall, in the order of their seniority, or in such other order as may be designated by the Board of Directors, the Executive Committee or the President, exercise the powers of the Treasurer during their absence or inability to act.

Section 6. SECRETARY. The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the stockholders and of the Executive Committee, in books provided for that purpose; they shall attend to the giving and serving of all notices of the Corporation; and they shall have charge of the certificate books, transfer books and records of stockholders and such other books and records as the Board of Directors or Executive Committee may direct, all of which shall at all reasonable times be open to the inspection of any director upon application during the usual business hours.

They shall keep at the office of the Corporation, or at the office of the transfer agent or registrar of the Corporation’s capital stock, a record containing the names, alphabetically arranged, of all persons who are stockholders of the Corporation, showing their places of residence, the number of shares held by them, respectively, the time when they respectively became the owners thereof, and the amount paid thereon, and such record shall be open for inspection as prescribed by Section 220 of the General Corporate Law of the State of Delaware. They shall in general perform all of the duties incident to the office of Secretary, subject to the control of the Board of Directors, the Executive Committee and the President.

Section 7. ASSISTANT SECRETARIES. Each Assistant Secretary shall have such powers and perform such duties as may be delegated to them, and the Assistant Secretaries shall, in the order of their seniority, or in such other order as may be designated by the Board of Directors, the Executive Committee or the President, exercise the powers of the Secretary during their absence or inability to act.

Section 8. VOTING UPON STOCKS. The President of the Corporation, or one designated in a proxy executed by them, and in the absence of either, the Executive Vice Presidents, Senior Vice Presidents or the Vice Presidents of the Corporation, in the order of their seniority, shall have full power and authority on behalf of the Corporation to attend, and to act, and to vote at meetings of stockholders of any corporation in which the Corporation may hold stock, and each such officer of the Corporation shall have power to sign a proxy deputizing others to vote the same; and all such who shall be so authorized to vote shall possess and may exercise any and all rights and powers incident to the ownership of such stock and which, as the owner thereof, the Corporation might have possessed and exercised, if present.

The Board of Directors or the Executive Committee may, by resolution from time to time, confer like powers on any other person or persons, which shall supersede the powers of those designated in the foregoing paragraph.

Section 9. EXECUTION OF CHECKS, ETC. All checks, notes, drafts or other instruments for the payment of money shall be signed on behalf of the Corporation by such person or persons and in such manner as the Board of Directors or Executive Committee may prescribe by resolution from time to time.

ARTICLE V

STOCK; RECORD DATE

Section 1. CERTIFICATES FOR STOCK; UNCERTIFICATED SHARES. The certificates for shares of the stock of the Corporation shall be in such form as shall be proper or approved by the Board of Directors; provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock of the Company shall be uncertificated shares. Notwithstanding the foregoing or the adoption of such a resolution or resolutions by the Board of Directors, each holder of uncertificated shares shall be entitled, upon request, to a certificate representing such shares, to be in such form as the Board of Directors shall have approved. Any such resolution shall not apply to any share represented by a certificate theretofore issued until such certificate is surrendered to the Company. Each certificate shall state (i) that the Corporation is formed under the laws of the State of Delaware, (ii) the name of the person or persons to whom issued, (iii) the number and class of shares and the designation of the series, if any, which such certificate represents and (iv) the par value, if any, of each share represented by such certificate. Each certificate shall be signed by the President, an Executive Vice President or a Vice President, and also by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and sealed with the Corporation’s seal; provided, however, that if such certificates are signed by a transfer agent or transfer clerk and by a registrar, the signature of the President, the Executive Vice President, Vice President, Treasurer, Assistant Treasurer, Secretary and Assistant Secretary and the seal of the Corporation upon such certificates may be facsimiles, engraved or printed. Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of shares represented by certificates of the same class and series shall be identical.

Section 2. TRANSFER OF SHARES. Shares of the stock of the Corporation may be transferred on the record of stockholders of the Corporation by the holder thereof in person or by such person’s duly authorized attorney upon surrender of a certificate therefor properly endorsed or upon receipt of proper transfer instructions from the holder of uncertificated shares.

Section 3. AUTHORITY FOR ADDITIONAL RULES REGARDING TRANSFER. The Board of Directors and the Executive Committee shall have power and authority to make all such rules and regulations as respectively they may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of the stock of the Corporation, as well as for the issuance of new certificates in lieu of those which may be lost or destroyed, and may require of any stockholder requesting replacement of lost or destroyed certificates, bond in such amount and in such form as they may deem expedient to indemnify the Corporation, and/or the transfer agents, and/or the registrars of its stock against any claims arising in connection therewith.

Section 4. TRANSFER AGENTS AND REGISTRARS. The Board of Directors or Executive Committee may appoint one or more transfer agents and one or more registrars of transfer and may require all stock certificates to be countersigned by such transfer agent and registered by such registrar of transfers. One person or organization may serve as both transfer agent and registrar.

Section 5. RECORD DATE. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors shall fix in advance a date as the record date for any such determination of stockholders. Such date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

Section 6. LIST OF STOCKHOLDERS AS OF RECORD DATE. The Secretary of the Corporation or the transfer agent of its stock shall make and certify a list of the stockholders as of the record date and number of shares of each class of stock of record in the name of each stockholder and such list shall be present at every meeting of stockholders. If the right to vote at any meeting is challenged, the inspectors of elections, or person presiding thereat, shall require such list of stockholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be stockholders entitled to vote thereat, may vote at such meeting.

Section 7. DIVIDENDS. Dividends may be declared and paid out of the surplus of the Corporation as often and at such times and to such extent as the Board of Directors may determine, consistent with the provisions of the Certificate of Incorporation of the Corporation.

ARTICLE VI

CORPORATE SEAL

The Board of Directors may provide a suitable seal containing the name of the Corporation and of the state under the laws of which the Corporation was incorporated; and the Secretary shall have the custody thereof. If and when so directed by the Board of Directors or a committee thereof; duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

ARTICLE VII

AMENDMENTS

Section 1. These by-laws or any of them, may be altered, amended or repealed, or new by-laws may be made by the stockholders entitled to vote thereon at any annual or special meeting thereof or by the Board of Directors.